For release:	February 16, 2010

Contact:	Media
Linda Hohn
Associate General Counsel
(610) 660-6862
lhohn@uai-group.com
United America Indemnity, Ltd. Announces Plans to Reincorporate in Ireland
GEORGE TOWN, GRAND CAYMAN, Cayman Islands, February 16, 2010 — United America Indemnity, Ltd. (Nasdaq: INDM) (the “Company”) announced today that its Board of Directors has unanimously approved a plan to re-domicile from the Cayman Islands to Ireland. The Company’s shareholders will be asked to vote in favor of completing the reorganization proposal at a special shareholders meeting. If the proposal is accepted, the Company will become a wholly-owned subsidiary of Global Indemnity plc., an Irish company.
The Company previously announced that it is reconsidering its original plan to re-domicile to Switzerland and has now determined that incorporating in Ireland is in the best interests of both the Company and its shareholders. The Company believes that Ireland offers an attractive business environment, a highly educated and motivated professional workforce, a comprehensible legal system grounded in Common Law, a sophisticated regulatory environment, and an extensive global network of international treaties.
If the move to Ireland is approved by shareholders, the Company’s Class A common shares will be exchanged for Global Indemnity’s Class A ordinary shares on a 2 for 1 basis (2 UAI shares for 1 Global Indemnity share), which will trade on The NASDAQ Global Select Market under a new ticker symbol GBLI. Global Indemnity will be subject to U.S. Securities and Exchange Commission reporting requirements, the mandates of the U.S. Sarbanes-Oxley Act and the corporate governance rules of NASDAQ. Global Indemnity will report its consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles. In addition to shareholder approval, the move to Ireland is subject to an order from the Grand Court of the Cayman Islands sanctioning the transaction.
Full details of the move, including the associated benefits and risks, will be provided in the Company’s proxy statement, which the Company filed today in preliminary form with the SEC and will mail in definitive form to shareholders as soon as it is available. The proxy statement and other relevant documents filed by the Company with the SEC will be made available free of charge at the SEC’s website (www.sec.gov) or at the Company’s website (www.uai.ky).

The Company and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the Company’s directors and executive officers will be available in the proxy statement filed with the SEC in connection with the transaction. You can also find information about the Company’s directors and executive officers in the definitive proxy statement filed on September 24, 2009. You may obtain free copies of these documents from the Company using the contact information above. In addition, these documents will also be available free of charge at the SEC’s website (www.sec.gov).
About United America Indemnity, Ltd.
United America Indemnity, Ltd. (Nasdaq: INDM), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, is a national and international provider of excess and surplus lines and specialty property and casualty insurance and reinsurance, both on an admitted and non-admitted basis. The Company’s four principal divisions include:
•	Insurance Operations:
•	Penn-America, which includes property and general liability products for small commercial businesses distributed through a select network of wholesale general agents with specific binding authority;

•	United National, which includes property, general liability, and professional lines products distributed through program administrators with specific binding authority;

•	Diamond State, which includes property, general liability, and professional lines products distributed through wholesale brokers and program administrators with specific binding authority.
•	Reinsurance Operations:
•	Wind River Reinsurance Company, Ltd., a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.
Forward-Looking Information
This release contains forward-looking information about United America Indemnity, Ltd. and the operations of United America Indemnity, Ltd. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of the reorganization to Ireland.
The business and operations of United America Indemnity, Ltd. is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. For example, the Company’s forward-looking statements about the re-domiciling and its anticipated effects, offices and operations, stock trading matters, and tax and financial matters could be affected by risks, including that the re-domiciling transactions may not close, shareholders or regulators may not provide required approvals, the Company may encounter difficulties moving jurisdictions and opening new offices and functions, tax and financial expectations and advantages might not materialize or might change, the Company’s stock price could decline, and Irish corporate governance and regulatory schemes could prove different or more challenging than currently expected. Risks, uncertainties and other factors that could cause the Company’s results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity, Ltd.’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity, Ltd.’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity, Ltd.’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity, Ltd.’s business; (8) changes in United America Indemnity, Ltd.’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity, Ltd.’s reinsurers may not be able to fulfill obligations; (10) investment performance and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity, Ltd. does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.